UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                                  SCHEDULE 13D
                                (AMENDMENT NO. 8)

                    Under the Securities Exchange Act of 1934

                              P&F INDUSTRIES, INC.
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                                (Name of issuer)

                                 COMMON STOCK
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                         (Title of class of securities)

                                   692830508
            --------------------------------------------------------
                                 (CUSIP number)

   TIMOTHY J. STABOSZ, 1307 MONROE STREET, LAPORTE, IN  46350   (219) 324-5087
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 (Name, address and telephone number of person authorized to receive notices and communications)

                                  MAY 14, 2012
            --------------------------------------------------------
             (Date of event which requires filing of this statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Sections 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box. [_]

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

CUSIP No.  692830508

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1.  Name of Reporting Person
                           TIMOTHY JOHN STABOSZ
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2.  Check the Appropriate Box if a Member of a Group (See Instructions) (a)  [_]
                           NOT APPLICABLE                               (b)  [_]
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3.  SEC Use Only
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4.  Source of Funds (See Instructions)        PF
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5.  Check Box If Disclosure of Legal Proceedings Is Required Pursuant to
    Items 2(d) or 2(e)                                                       [_]
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6.  Citizenship or Place of Organization      UNITED STATES
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  Number of           (7) Sole Voting Power         257,451
    Shares     ____________________________________________
 Beneficially         (8) Shared Voting Power             0
   Owned by    ____________________________________________
     Each             (9) Sole Dispositive Power    257,451
  Reporting    ____________________________________________
 Person With         (10) Shared Dispositive Power        0
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11. Aggregate Amount Beneficially Owned             257,451
    by each Reporting Person
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12. Check if the Aggregate Amount in Row (11) Excludes                       [_]
    Certain Shares
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13. Percent of Class Represented by Amount in Row (11)     7.1%
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14. Type of Reporting Person (See Instructions)            IN
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ITEM 3.   Source and Amount of Funds or Other Consideration

Item 3 is hereby amended and restated to read as follows:

     Personal funds in the aggregate amount of $560,477.11 have been used to effect the purchases. No part of the purchase price represents borrowed funds.

ITEM 4.   Purpose of Transaction

Item 4 is hereby amended to add the following:

     The respondent, who continues to hold the shares for investment purposes, issued a press release on May 14, 2012, announcing his intention to WITHHOLD director Jeffrey R. Franklin for reelection to the board, at the May 23, 2012 annual meeting. He also stated his intent to vote FOR director Howard Brownstein's reelection, and FOR Richard Randall.

     Respondent rejects Mr. Franklin, primarily because of Franklin's approval of a renewed employment agreement for CEO Richard Horowitz, for an amount that had previously been deemed at twice the peer group norms by outside advisor Proxy Governance (and by the respondent's own survey work). Furthermore, Mr. Franklin's unwillingness, or inability, to subject himself to appropriate scrutiny, by releasing the peer group companies utilized in his compensation analysis is, in the respondent's mind, deeply troubling, highly incriminating, and an assault upon shareholder trust. Finally, the fact that, after serving for 8 years on the P&F board, Franklin has yet to own even ONE single share of the company's common stock, evidences to the respondent that Franklin does not deserve to sit on the board, as he is totally disinterested, or otherwise incapable, of viewing the company as an actual investment, whose purpose is to earn a satisfactory return for its shareholders. Instead, Franklin seems to have as his primary motivating driver, fealty to the fulfillment of CEO Richard Horowitz's purposes and intentions...most notably, operating the entity to generate "largesse," for a CEO whose performance has been a rank failure, from a long term shareholder value creation perspective.

     Concomitant with the filing of this Amendment #8, respondent also reports a decrease in his ownership position in the company's common stock to 7.1%, from the 8.1% previously reported in Amendment #7, on January 10, 2012.

     Respondent may increase or decrease his ownership position in P&F's common stock in the future, based upon respondent's trading, investing, diversification, margin, or other needs and purposes.

ITEM 5.   Interest in Securities of the Issuer

Item 5 is hereby amended and restated to read as follows:

     At the close of business on May 15, 2012, respondent has sole voting and dispositive power over 257,451 shares of P&F Industries, Inc.'s common stock. According to the Company's latest Form 10-Q filing, as of May 11, 2012, there were 3,616,562 common shares outstanding. Respondent is therefore deemed to own 7.1% of the Company's common stock. Transactions effected by the respondent in the last 60 days, were performed in ordinary brokerage transactions, and are indicated as follows:

03/22/12  sold 2500 shares at $4.43
03/23/12  sold 4000 shares at $4.505
03/26/12  sold 2415 shares at $4.636
03/27/12  sold 3080 shares at $4.748
03/28/12  sold 12,129 shares at $3.962
03/29/12  sold 2000 shares at $4.152
04/10/12  sold 7855 shares at $4.016
04/23/12  sold 3300 shares at $4.245
04/24/12  sold 5200 shares at $4.499
04/27/12  sold 13,964 shares at $4.362
04/30/12  sold 1551 shares at $4.50
05/02/12  sold 682 shares at $4.40
05/08/12  sold 12,500 shares at $4.246


ITEM 7.  Material to be Filed as Exhibits

Exhibit #1:  Globe Newswire Press release dated 5/14/12.

                                  SIGNATURES

After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date  05/15/12
Signature   Timothy J. Stabosz
Name/Title  Timothy J. Stabosz, Private Investor